Exhibit 10(e)
No. SARs: ________
Date of Grant: ______________________

STOCK APPRECIATION RIGHTS AGREEMENT

OFFICER CLIFF VESTING AWARDS

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

A total of _________ (_____________________) Stock Appreciation Rights (individually, and collectively, “SAR(s)”) are hereby granted to __________________ (the “Holder”) on the Date of Grant at the Grant Value determined in this SAR Agreement, and in all respects subject to the terms, definitions and provisions, of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (the “Plan”), which is incorporated herein by reference except to the extent otherwise expressly provided in this SAR Agreement.

1.    Grant Value.    The Grant Value is _____ (____________________) for each SAR, which value is equal to the closing Fair Market Value of a Share on the Date of Grant.

2.    Vesting of SAR Agreement Shares. The SARs shall Vest and become “Vested SARs” and become non-forfeitable (but, without limitation, if unexercised such Vested SARs will expire on the date of the termination of the SAR as set out in Section 6 of this Award) on occurrence (if any) of the earliest of the dates (“Vesting Date”) set forth in (a) through (e) below:

(a)	March 31, _____;

(b)	the date of Holder's death or Disability;

(c)	the date of a Change in Control;

(d)	the date of a Post-Separation Change in Control; and

(e)
the Holder's Retirement Vesting Date, provided that such date is at least one year from the Date of Grant. In the event that Holder's Retirement Vesting Date occurs prior to the first anniversary of the Date of Grant, vesting of this Award under this Paragraph 2(e) shall occur upon the first anniversary of the Date of Grant, unless the Award has been forfeited pursuant to Section 3.

For purposes of this Award, the term “Post-Separation Change in Control” means a Change in Control which follows the Holder's Separation, but results from the Commencement of a Change in Control that occurs prior to the Holder's Separation. For all purposes of this Award, the term “Commencement of a Change in Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control as defined in Section 2(h)(2), (3) or (4) of the Plan involving such person, group, or their affiliates.

3.    Restrictions - Forfeiture of SARs. The SARs are subject to the Restriction that, except as provided in the following sentence, all rights of Holder to any SARs which have not become Vested SARs automatically, and without notice, shall terminate and shall be permanently forfeited on the date of Holder's Separation. The exception referred to in the preceding sentence is that, if the Commencement of a Change in Control has occurred within 12 months prior to the Holder's Separation, any SARs which have not become Vested SARs will remain outstanding through the first anniversary of the Commencement of a Change in Control.

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4.    Amount Payable, and Form of Payment, on Exercise of SAR.

(a)
Amount Payable on Exercise of SAR. Upon the Holder's exercise of the a Vested SAR, the Holder shall be entitled to receive the SAR Spread, determined as of the date of exercise of the SAR Agreement, with respect to each SAR exercised on such date. The SAR Spread is the product of (i) the excess of the closing Fair Market Value of a Share on the date of exercise over the Grant Value, multiplied by (ii) the number of SARs exercised.

(b)
Form of Payment. Within a reasonable period following the exercise of a Vested SAR, the Holder will receive Shares having a Fair Market Value, as determined on the date of exercise of the Vested SAR, equal to the SAR Spread described in Section 4(a) above. Without limiting the generality of the foregoing, the Holder may choose to use a portion of such Shares to satisfy some or all of such Holder's withholding obligations under Section 5(b) of this SAR Agreement.

5.    Exercise of SAR Agreement. This SAR Agreement shall not be exercisable prior to the first date on which a portion of the SARs become Vested SARs, and thereafter (and prior to the termination of this SAR Agreement), this SAR Agreement shall be exercisable, in whole or in part, with respect to Vested SARs.

(a)	Method of Exercise. Without limitation, this SAR Agreement shall be exercised by Holder as directed by the Administrator.

(b)
Withholding. Upon the exercise of the SAR, the minimum withholding required to be made by the Company shall be paid by the Holder to the Administrator in cash, or by the delivery of Shares, which Shares may be in whole or in part Shares acquired through the exercise of this SAR Agreement, based on the Fair Market Value of such Shares on the date of exercise.

(c)
Issuance of Shares. No person shall be, or have any of the rights or privileges of, a Holder of the Shares which would be delivered as a result of the exercise of this SAR Agreement unless and until Shares or certificates representing such Shares shall have been issued and delivered to such person, such issuance, without limitation, being subject to the terms of the Plan.

6.    Term of SAR Agreement. Without limitation, the unexercised portion of this SAR Agreement shall automatically and without notice terminate at the time of the earliest to occur of the following:

(a)	the 90th day following Holder's Separation for any reason except death, Disability, for Cause or if Holder's Separation occurs within 12 months following a Commencement of a Change in Control;

(b)	immediately upon Holder's Separation as a result, in whole or in material part, of a discharge for Cause;

(c)    the first anniversary of Holder's Separation by reason of death or Disability;

(d)
the first anniversary of a Commencement of a Change in Control only if (a) no actual Change in Control occurs and (b) Holder's Separation occurs within 12 months prior to the Commencement of a Change in Control;

(e)	the 90th day following the Holder's Post-Separation Change in Control; or

(f)	the seventh (7th) anniversary of the Date of Grant.

7.    No Transfers Permitted. Holder may file with the Administrator a written designation of beneficiary for Awards under the Plan, which will remain in effect for all such Awards until changed in writing by the Holder. In the event that Holder does not file a written designation of beneficiary, or where such beneficiary predeceases the Holder, the following rules shall apply: (i) the Holder's beneficiary designation for the basic life insurance benefits provided by the Company shall then apply; and (ii) in the absence of such beneficiary designation, or in the event that the designated beneficiary predeceases the Holder, the Company will allow the legal representative of the Holder's estate to exercise any and all rights under an Award, including the right to exercise Vested SARs. The rights under this Award are not transferable by the Holder other than by beneficiary designation or the Applicable Laws of descent and distribution.

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8.    No Right To Continued Employment. Neither the Plan, nor this SAR Agreement, shall confer upon Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall it interfere in any way with Holder's right to terminate employment, or the Company's right to terminate Holder's employment, at any time.

9.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with and governed by the laws of Delaware.

10.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.    Committee Authority. The Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, Chief Executive Officer

Per:
Mark Allen, SVP & Chief Financial Officer

Acknowledgment

The undersigned hereby acknowledges (i) my receipt of this SAR Agreement, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this SAR Agreement with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the SAR Agreement and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this SAR Agreement and the Plan.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or this SAR Agreement, or both) of the Administrator upon any questions arising under the Plan, or this SAR Agreement, or both.

Dated as of this ________ day of ______________, 20__.

________________________________
Holder's signature

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